STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

LAUGHLIN ASSOCIATES, INC.

Job:C20160302-1546
March 2, 2016

Special Handling Instructions:
EXP/CC-CO EMAILED 03/02/16 NEH

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Convert Out	20160098085-19	3/2/2016 9:20:47 AM	1	$350.00	$350.00
24 Hour Expedite	20160098085-19	3/2/2016 9:20:47 AM	1	$125.00	$125.00
Copies - Certification of Document	20160098085-19	3/2/2016 9:20:47 AM	1	$30.00	$30.00
Total					$505.00

Payments

Type	Description	Amount
Credit	456947427050639780110l|	$505.00
Total		$505.00

Credit Balance: $0.00

Job Contents:
Certified File Stamped Copy(s): 1

LAUGHLIN ASSOCIATES, INC.

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

March 2, 2016

Job Number: C20160302-1546
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20160098085-19	Convert Out	2 Pages/1 Copies

Respectfully,

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Nita Hibshman
Certificate Number: C20160302-1546
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

140304

140304

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Conversion
(PURSUANT TO NRS 92A.205)
Page 1

Filed in the office of	Document Number
Barbara K. Cegavske	20160098085-19
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 03/02/2016 9:20 AM
	Entity Number C22490-2001

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

PLEASE NOTE: The charter document for the resulting entity *must* be submitted/filed simultaneously with the articles of conversion.

Articles of Conversion
(Pursuant to NRS 92A.205)

1. Name and jurisdiction of organization of constituent entity and resulting entity:

Integrated Inpatient Solutions, Inc.
Name of constituent entity

Nevada
Jurisdiction

corporation
Entity type *

and,

Boston Carriers, Inc.
Name of resulting entity

Marshall Islands
Jurisdiction

Corporation
Entity type *

2. A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3. Location of plan of conversion: (check one)

☐ The entire plan of conversion is attached to these articles.

☑ The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.

☐ The complete executed plan of conversion for the resulting domestic limited *partnership* is on file at the records office required by NRS 88.330.

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Conversion

(PURSUANT TO NRS 92A.205)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

4. Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn: Antonios Bertsos

c/o: Boston Carriers, Inc.
18 Nap. Zerva Str.
166 75 Glyfada, Greece

5. Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: 3/21/16 Time: 9:00 AM Eastern

6. Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

Integrated Inpatient Solutions, Inc.
Name of *constituent* entity

X [signature] CEO and President 3/1/16
Signature Title Date

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. **This statement must be included within the resulting entity's articles.**

FILING FEE: $350.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.